UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST SUNRISE INC.
(Name of small business issuer in its charter)

     Delaware                   6770
(State or jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
 of incorporation or      Classification Code Number)    Identification
 organization)                                            No.)

200 East 89th Street, New York, NY 10028       (212)876-8578
(Address and telephone number of principal executive offices)


200 East 89th Street, New York, NY 11242 (212)876-8578
(Address of Principal place of business or intended
                principal place of business)

Schonfeld&Weinstein, LLP, 63 Wall Street, Suite 1810, New York, NY 10005
(212) 344-1600
    (Name, address, and telephone number of agent for service)


Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

Schonfeld & Weinstein, L.L.P.
63 Wall Street, Suite 1801
New York, NY 10005
(212) 344-1600


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

                      CALCULATION OF REGISTRATION FEE



Title of Each Class of   Amount       Proposed    Proposed   Amount of
Securities Being (1)     Being        Maximum     Maximum    Registration
Registered               Registered   Offering    Aggregate  Fee
                                      Price Per   Offering
                                      Share (2)   Price(2)

Shares of Common Stock   100,000       $.50        $50,000          $100.00

TOTAL                    100,000                    $50,000          $100.00

(1) Excludes 600,000 shares sold at $.045 per share to eight (8) persons between April 28, 1997 and August 15, 1997.

(2) Estimated for purposes of computing the registration fee pursuant to Rule 457.

Cross Reference Sheet
Showing the Location In Prospectus of
Information Required by Items of Form SB-2


  Part I.    Information Required in Prospectus

  Item
   No.        Required Item                         Location or Caption


  1.          Front of Registration Statement       Front of Registration
              and Outside Front Cover of            Statement and outside
              Prospectus                            front cover of
                                                    Prospectus

  2.          Inside Front and Outside Back         Inside Front Cover Page
              Cover Pages of Prospectus             of Prospectus and Outside
                                                    Front cover Page of
                                                    Prospectus

  3.          Summary Information and Risk          Prospectus Summary;
              Factors                               High Risk Factors

  4.          Use of Proceeds                       Use of Proceeds

  5.          Determination of Offering             Prospectus Summary -
              Price                                 Determination of
                                                    Offering Price; High Risk
                                                    Factors

  6.          Dilution                              Dilution

  7.          Selling Security Holders              Not Applicable

  8.          Plan of Distribution                  Plan of Distribution

  9.          Legal Proceedings                     Litigation

 10.          Directors, Executive Officers,        Management
              Promoters and Control Persons

 11.          Security Ownership of Certain         Principal Stockholders
              Beneficial Owners and Management      of Common Stock

(continued)

Part I     Information Required in Prospectus    Caption in Prospectus


 12.          Description of Securities             Description of Securities


 13.          Interest of Named Experts and         Legal Opinions; Experts
              Counsel

 14.          Disclosure of Commission Position     Statement as to
              on Indemnification for Securities     Indemnification
              Act Liabilities

 15.          Organization Within Last              Management, Certain
              Five Years                            Transactions


 16.          Description of Business               Proposed Business,
                                                    Remuneration

 17.          Management's Discussion and           Proposed Business -
              and Analysis or Plan of               Plan of Operation
              Operation

 18.          Description of Property               Proposed Business


 19.          Certain Relationships and Related     Certain Transactions
              Transactions


 20.          Market for Common Stock and           Prospectus Summary,
              Related Stockholder Matters           Market for Registrant's
                                                    Common Stock and Related
                                                    Stockholders Matters;
                                                    Shares Eligible for Future
                                                    Sale.

 21.          Executive Compensation                Remuneration

 22.          Financial Statements                  Financial Statements

 23.          Changes in and Disagreements          Not Applicable
              with Accountants on Accounting
              and Financial Disclosure




PROSPECTUS


FIRST SUNRISE INC.
(A Delaware Corporation)
100,000 Shares of Common Stock Offered at $.50 per Share


     First Sunrise Inc. (the "Company") hereby offers for sale 100,000 shares of common stock, $.001 par value per share (the "Shares) (Common Stock") at a purchase price of $.50 per Share (the "Offering"). The Shares shall be sold exclusively by the Company on a "best-efforts, all or none basis" for a period of ninety (90) days (which may be extended an additional ninety (90) days). This offering shall be conducted directly by the Company without the use of a professional underwriter or securities dealer. The Company's offering is being made in compliance with Rule 419 of Regulation C, pursuant to which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account (the "Escrow Account") until the offering has been reconfirmed by the Company's shareholders and a Business Combination (as hereinafter defined) consummated in accordance with the provisions of such Rule. Pursuant to Rule 3a51-1(d) under the Securities Exchange Act, the securities being offered hereto constitute "penny stock," and as such, certain sales restrictions apply to these securities. (See "Risk Factors"). This offering is being made on a best efforts, all or none basis on behalf of the
Company by the Company.  (See "Description of Securities").   Up to 20% of the
Offering may be purchased by officers, directors, current shareholders of the Company, and any of their affiliates or associates.




                    Price to                 Proceeds to
                    the Public               the Company(2)

Per Share            $      .50               $      .50

TOTAL (1)            $50,000.00               $50,000.00


(1) These Shares are offered by the Company on a "best-efforts, all or none basis".

     Pursuant to the terms of an escrow agreement (the "Escrow Agreement"), upon receipt by the Company, investors' funds will immediately be deposited in the Escrow Account which will be maintained by Atlantic Liberty Savings, 186 Montague Street, Brooklyn, New York, 11201 (the "Escrow Agent"). All investors' checks or money orders must be made payable to "First Sunrise Inc., and Atlantic Liberty Savings, as Escrow Agent." Unless all 100,000 Shares have been sold, and $50,000 in payment therefor has been received in the Escrow Account within 90 days from the date hereof (the "Offering Period"), or within an additional 90 days if the Offering Period is extended by the Company (the "Extended Offering Period"), all funds held in the Escrow Account will be returned to investors in full, without interest thereon or deduction therefrom.

     Upon the sale of all 100,000 Shares within the Offering Period (or the Extended Offering Period), other terms of the Escrow Agreement which have been included therein to comply with Rule 419 (the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors' funds tendered in payment thereof. Pursuant to the Rule 419 Escrow
Provisions, the Common Stock certificates evidencing the Shares are to be issued in the respective names of the investors and promptly deposited into the Escrow Account upon issuance. The investors' funds will remain as deposited in the Escrow Account except for up to 10% of the amount on deposit after such payments which may be released to the Company under Rule 419 (the "Deposited Funds.")

     Rule 419 permits 10% of the proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company is entitled to 10% of the Deposited Funds of this offering, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited
Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419.

(2) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $22,000.

     THE COMPANY IS CONDUCTING A BLANK CHECK OFFERING SUBJECT TO THE COMMISSION'S RULE 419 OF REGULATION C. THE OFFERING PROCEEDS, WHICH WILL BE $50,000.00, AND THE SECURITIES PURCHASED BY INVESTORS MUST BE DEPOSITED INTO AN ESCROW ACCOUNT (THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES," RESPECTIVELY). WHILE HELD IN THE ESCROW ACCOUNT, THE DEPOSITED SECURITIES MAY NOT BE TRADED OR TRANSFERRED. EXCEPT FOR AN AMOUNT UP TO 10% OF THE DEPOSITED FUNDS, $5,000, OTHERWISE RELEASABLE UNDER THE RULE, THE DEPOSITED FUNDS AND THE DEPOSITED SECURITIES MAY NOT BE RELEASED UNTIL AN ACQUISITION IS MADE WHICH MEETS THE CRITERIA SPECIFIED IN RULE 419, AND A SUFFICIENT NUMBER OF INVESTORS RECONFIRM THEIR INVESTMENT IN ACCORDANCE WITH RULE 419's
PROCEDURES. PURSUANT TO THESE PROCEDURES, A NEW PROSPECTUS, WHICH DESCRIBES AN ACQUISITION CANDIDATE AND ITS BUSINESS AND INCLUDES AUDITED FINANCIAL STATEMENTS, WILL BE DELIVERED TO ALL INVESTORS. THE COMPANY MUST RETURN THE PRO RATA PORTION OF THE DEPOSITED FUNDS TO ANY INVESTOR WHO DOES NOT ELECT TO REMAIN AN INVESTOR. UNLESS A SUFFICIENT NUMBER OF INVESTORS ELECT TO REMAIN SO, ALL INVESTORS WILL BE ENTITLED TO THE RETURN OF THEIR PRO RATA PORTION OF THE DEPOSITED FUNDS AND NONE OF THE DEPOSITED SECURITIES WILL BE ISSUED TO INVESTORS. IN THE EVENT AN ACQUISITION IS NOT CONSUMMATED WITHIN 18 MONTHS OF THE EFFECTIVE DATE, THE DEPOSITED FUNDS WILL BE RETURNED ON A PRO RATA BASIS TO ALL INVESTORS. (SEE "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTIONS UNDER RULE 419.")

     AS INDICATED ABOVE, THE COMPANY'S OFFERING IS SUBJECT TO THE PROVISIONS OF RULE 419. WHILE HELD IN THE ESCROW ACCOUNT, RULE 15g-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934 MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES). THUS, INVESTORS ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNT (SEE "HIGH RISK FACTORS" AND "PROHIBITIONS AGAINST SALE OF SECURITIES BEFORE RELEASE FROM ESCROW.")


FIRST SUNRISE INC.
200 East 89th STREET,
NEW YORK, NEW YORK  10128



The date of this Prospectus is                       .

     THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "HIGH RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY AND "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING PRICE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES HAVE BEEN REGISTERED ONLY IN THE STATE OF NEW YORK, AND MAY ONLY BE TRADED IN SUCH STATE AND THE DISTRICT OF COLUMBIA. PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF NEW YORK OR THE DISTRICT OF COLUMBIA. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES ARE REGISTERED. (SEE "HIGH RISK FACTORS - STATE LAW VIOLATIONS.")

     PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY. THERE IS NO ASSURANCE THAT ANY TRADING MARKET IN THESE SECURITIES WILL EVER DEVELOP.


                    Price to               Proceeds to
                    the Public             the Company(2)

Per Share           $      .50             $      .50

TOTAL (1)           $50,000.00             $50,000.00


(1) These Shares are offered by the Company on a "best-efforts, all or none basis".

     Pursuant to the terms of an escrow agreement (the "Escrow Agreement"), upon receipt by the Company, investors' funds will immediately be deposited in the Escrow Account which will be maintained by Atlantic Liberty Savings, 186 Montague Street, Brooklyn, New York, 11201 (the "Escrow Agent"). All investors' checks or money orders must be made payable to "First Sunrise Inc., and Atlantic Liberty Savings, as Escrow Agent." Unless all 100,000 Shares have been sold, and $50,000 in payment therefor has been received in the Escrow Account within 90 days from the date hereof (the "Offering Period"), or within an additional 90 days if the Offering Period is extended by the Company (the "Extended Offering Period"), all funds held in the Escrow Account will be returned to investors in full, without interest thereon or deduction therefrom.

     Upon the sale of all 100,000 Shares within the Offering Period (or the Extended Offering Period), other terms of the Escrow Agreement which have been included therein to comply with Rule 419 (the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors' funds tendered in payment thereof. Pursuant to the Rule 419 Escrow Provisions, the Common Stock certificates evidencing the Shares are to be issued in the respective names of the investors and promptly deposited into the Escrow Account upon issuance. The investors' funds will remain as deposited in the Escrow Account except for up to 10% of the amount on deposit after such payments which may be released to the Company under Rule 419 (the "Deposited Funds.")

     Rule 419 permits 10% of the proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company is entitled to 10% of the Deposited Funds of this offering, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419.

(2) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $22,000. $18,000 of these offering expenses have been paid from the Company's treasury, with approximately $4,000 still remaining to be paid from funds in the Company's treasury. Offering expenses will not be paid from the 10% ($5,000) which may be released to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination.

       The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933 with respect to the Shares offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The Company will file periodic reports voluntarily in the event that its obligation to file such reports is suspended under Section 15(d) of the Exchange Act. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, at prescribed rates. Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

     The Company intends to furnish to its stockholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountants. In addition, the Company may furnish to stockholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year end is December 31.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF; HOWEVER, ANY CHANGES THAT MAY HAVE OCCURRED ARE NOT MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGES IN THE AFFAIRS OF THE COMPANY, A POST-EFFECTIVE AMENDMENT WILL BE FILED. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

Until 90 days after the date when the Deposited Funds and Deposited Securities are released from the Escrow Account, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

                                                                       Page
PROSPECTUS SUMMARY..................................................     8
  The Company.......................................................     8
  The Offering......................................................     8
  Offering in Compliance with Rule 419..............................     9
  High Risk Factors.................................................     9
  Determination of Offering Price...................................     9
  Use of Proceeds...................................................    10
SUMMARY FINANCIAL INFORMATION.......................................    11
INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
UNDER RULE 419......................................................    12
  Deposit of Offering Proceeds and Securities.......................    12
  Prescribed Acquisition Criteria...................................    13
  Post-Effective Amendment..........................................    13
  Reconfirmation Offering...........................................    14
  Release of Deposited Securities and Deposited Funds...............    14
HIGH RISK FACTORS...................................................    16
DILUTION............................................................    25
USE OF PROCEEDS.....................................................    27
CAPITALIZATION......................................................    28
PROPOSED BUSINESS...................................................    30
  History and Organization..........................................    30
  Plan of Operation.................................................    30
  Evaluation of Business Combination................................    32
  Business Combination..............................................    33
  Regulation .......................................................    35
  Employees.........................................................    35
  Facilities........................................................    35
MANAGEMENT..........................................................
  Biography.........................................................
  Other Blank Check Companies.......................................
  Conflicts of Interest.............................................
  Remuneration......................................................
  Management Involvement............................................
  Management Control................................................
STATEMENT AS TO INDEMNIFICATION.....................................
MARKET FOR THE COMPANY'S COMMON STOCK...............................
CERTAIN TRANSACTIONS................................................
PRINCIPAL STOCKHOLDERS..............................................
DESCRIPTION OF SECURITIES...........................................
   Common Stock.....................................................
   Future Financing.................................................
   Reports to Stockholders..........................................
   Dividends........................................................
   Transfer Agent...................................................
PLAN OF DISTRIBUTION................................................
EXPIRATION DATE.....................................................
LITIGATION..........................................................
LEGAL OPINIONS......................................................
EXPERTS.............................................................
FURTHER INFORMATION.................................................
FINANCIAL STATEMENTS................................................



PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in the prospectus and in the Registration Statement. Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".

The Company

     FIRST SUNRISE INC. (the "Company"), was organized under the laws of the State of Delaware on April 28, 1997. The Company was organized as a vehicle to acquire or merge with a business or company, (the "Target Business") (a "Business Combination"). Management believes that the Company's characteristics as an enterprise with liquid assets, nominal liabilities, and flexibility in structuring will make the Company an attractive combination candidate. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. The Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "investment company" pursuant to the Investment Company Act of 1940.

     Since organization of the Company, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. The Company will not engage in any substantive commercial business following the offering. (See "Proposed Business.")

     The Company maintains its office at 200 East 89th Street, New York, New York 10128. The Company's phone number is 212-876-8578.

The Offering

Securities offered..............................100,000 Shares of Common Stock,
                                                 $.001 par value, being offered
                                                 at $.50 per Share.  (See
                                                 "Description Securities".)

Common Stock outstanding
prior to the offering............................ 600,000 shares.

Common Stock to be
outstanding after the offering................... 700,000 shares.


Offering Conducted in Compliance with Rule 419

     The Company is a blank check company and consequently this offering is being conducted in compliance with the Commission's Rule 419. Investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in the offering will be deposited and held in the Escrow Account until an acquisition meeting specific criteria is completed (hereinafter the "Deposited Funds" and "Deposited Securities".) Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released to the Company and the investors, respectively, the Company is required to update the Registration Statement with a post-effective amendment, and within the five days after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or alternately, require the return of their investment, minus certain deductions. Any investor not making any decision within said 45 day period will automatically have his investment funds returned. The rule further provides that if the Company does not complete an acquisition meeting the specified criteria within 18 months of the Effective Date, all of the Deposited Funds in the Escrow Account must be returned to investors. If the offering period is extended to its limit (6 months), the Company will have only 12 months in which to consummate a merger or acquisition. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.")

High Risk Factors

     Investments in the securities of the Company are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment. See "High Risk Factors" for special risks concerning the Company and "Dilution" for information concerning dilution of the book value of the investors shares from the public offering. (See "High Risk Factors" and "Dilution.")

Determination of Offering Price

     The offering price of $.50 per Share for the Shares offered hereby has been arbitrarily determined by the Company. This price bears no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history. Among factors considered by the Company in determining the offering price were estimates of the Company's business potential, the limited financial resources of the Company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets. (See "Determination of Offering Price" and "High Risk Factors.")


Use of Proceeds

     Of the $50,000 offering proceeds deposited into the Escrow Account (the "Deposited Funds"), 10% ($5,000) may be released to the Company prior to a reconfirmation offering whereby investors reconfirm their investment in accordance with procedures proscribed by Rule 419. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.") The Company is entitled to such funds, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419. The Deposited Funds will remain in the non-interest-bearing Escrow Account maintained by Atlantic Liberty Savings, which bank is to act as Escrow Agent pursuant to Rule 419 of Regulation C. No portion of the Deposited Funds will be expended to acquire a Target Business. The Deposited Funds will be transferred to the Target Company when a Business Combination is effected. To the extent that the Common Stock is used as consideration to effect a Business Combination, the balance of the Deposited Funds expended will be used to finance the operation of the Target Business. The Company has not incurred and does not intend to incur in the future, any debt in connection with its organizational activities. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed. Accordingly, no portion of the proceeds are being used to repay debt. Based on an oral agreement amongst members of management, management may not accrue compensation prior to the consummation of a Business Combination. Management is not aware of any circumstances under which such policy through their own initiative may be changed. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such Business Combination. (See "Use of Proceeds.")

SUMMARY FINANCIAL INFORMATION

The following is a summary of the Company's consolidated financial information and is qualified in its entirety by the audited financial statements appearing herein.


                                           3&half; Months
                                       Ended  , August 15, 1997
                                             (unaudited)



Statement of Income Data:
  Net Sales ...............                  $         0
  Net Income...............                  $   <1,750>
  Net Income Per Share.....                  $         0
  Shares Outstanding.......                      600,000


                                 As of              After
                             August 15, 1997       Offering (1)

Balance Sheet Data.........
  Working Capital..........     $  3,250            $ 53,250
  Total Assets.............     $ 31,000            $ 59,000
  Long Term Debt...........     $  - 0 -            $  - 0 -
  Total Liabilities........     $  5,750            $  5,750
  Shareholders' Equity.....     $ 25,250            $ 53,250


(1) $45,000 of this amount will be restricted pursuant to Rule 419. Upon the sale of all the Shares in this offering, the Company will receive Deposited Funds of approximately $50,000, all of which must be deposited in the Escrow Account. $5,000 may be used by the Company as capital in order to seek a Business Combination. The Company's management intends to request release of these funds from escrow.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the Registration Statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities.

     Accordingly, the Company has entered into an escrow agreement with Atlantic Liberty Savings, 186 Montague Street, Brooklyn, New York, 11201 (the "Escrow Agent") which provides that:

     (1) The proceeds are to be deposited into the Escrow Account maintained by the Escrow Agent promptly upon receipt. Rule 419 permits 10% of the Deposited Funds to be released to the Company prior to the reconfirmation offering. The Deposited Funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Escrow Account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the Deposited Securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.
     (3) Warrants, convertible securities or other derivative securities relating to Deposited Securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Escrow Account.

Prescribed Acquisition Criteria

     Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The Agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $40,000 (80% of $50,000).

Post-Effective Amendment

     Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

     (3) If the Company does not receive written notification from any investor within 45 business days following the Effective Date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $40,000 elect to reconfirm their investment.

     (5) If a consummated acquisition (s) has not occurred
by                             (18 months from the date of this prospectus),
the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.



Release of Deposited Securities and Deposited Funds

     The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from the Company and any other evidence acceptable by the Escrow Agent that:

           (a) The Company has executed an agreement for the acquisition(s) of a Target Business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

          (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.

HIGH RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING.

     1. Anticipated Change in Control and Management. If the initial public offering is completely sold, management and current shareholders, including counsel for the Company, will own approximately 83.3% of the Common Stock of the Company. Therefore, management and current shareholders would continue to control the Company and be able to elect all the directors to the board. Upon the successful completion of a Business Combination, the Company anticipates that it will have to issue to the Target Company authorized but unissued Common Stock in the Company which when issued will comprise a majority of the then issued and outstanding shares of Common Stock of the Company. Therefore, the Company anticipates that upon the consummation of a Business Combination there will be a change of control in the Company which will most likely result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of the Company's activities or in the operation of the business, assets or property being acquired. (See "Proposed Business.")

      2. New Business Development Stage. The Company was incorporated in the State of Delaware on April 28, 1997, and has had no operations to date. The Company was formed to serve as a vehicle to effect a Business Combination. There is no assurance the Company's intended acquisition or merger activities will be successful or result in revenue or profit to the Company. Since the Company has not yet attempted to seek a Business Combination, and due to the Company's lack of experience, there is only a limited basis upon which to evaluate the Company's prospectus for achieving its intended business objectives. The Company faces all risks which are associated with any new business. Any investment in this Company should be considered an extremely high risk investment. As of the date of this prospectus, the Company has not entered into or negotiated any arrangements for a Business Combination with a Target Business. (See "Proposed Business.")

     3. Use of Proceeds. 90% of the net proceeds of this offering, pursuant to Rule 419, must be held in escrow pending the consummation of a Business Combination which transaction must occur within eighteen (18) months of the Effective Date herein. The funds from this offering may not be sufficient in order for the Company to find a Business Combination. Rule 419 permits 10% of the net proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company intends to request release of this money. If the Company does not request release of these funds, the Company will receive these funds in the event a business combination is consummated in accordance with Rule 419. (See "Use of Proceeds", "Business" and "Investors' Rights and Substantive Protection under Rule 419.")

     4. No Access to Investors' Funds While Held In Escrow . The Company is offering for sale 100,000 Shares, at $.50 per Share. The maximum offering period is six months.

   There is no commitment by any other person to purchase all or any portion of the Shares offered hereby, and consequently there is no assurance that all 100,000 Shares will be sold during the Offering Period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering which may continue for a period of up to six months after the Effective Date. Even upon the sale of the 100,000 Shares, the investors funds (reduced to reflect payments for expense amounts, if any, otherwise released as permitted by Rule 419) may remain in the Escrow Account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the Effective Date.

     Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business which represents 80% of the maximum offering proceeds. If the Company is unable to locate a Target Business meeting the above acquisition criteria, investors will have to wait 18 months from the Effective Date before a pro rata portion of their funds is returned without interest thereon.

     5. Failure of Sufficient Number of Investors to Reconfirm Investment. A Business Combination with a Target Business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis.

     Up to 20% of the Shares may be purchased by officers, directors, current shareholders of the Company and any of their affiliates or associates. Shares purchased by such insiders will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. The substantive benefit of an objective 80% reconfirmation by investors may be reduced, as it is likely that such insiders will elect to reconfirm a proposed Business Combination.

     6. Extremely Limited Capitalization. As of August 15, 1997, the Company had assets of $31,000 and $5,750 of liabilities. There was $9,000
available in the Company's treasury as of June      , 1997.  Upon the sale of
all the Shares in this offering, the Company will receive net proceeds of approximately $50,000, all of which must be deposited in the Escrow Account. $5,000 may be used by the Company as capital in order to seek a Business Combination. The Company's management intends to request release of these funds from escrow. If the Company does not request release of these funds, the Company will receive the funds in the event a Business Combination is consummated in accordance with Rule 419. The costs of conducting the Company's business activities will be paid by the money in the Company's treasury. Assuming suitable prospects are identified, if ever, the Company may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, the Company may require additional financing in the future in order to consummate a Business Combination. Such financing may consist of the issuance of debt or equity securities. The Company can not give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to the Company. It is unlikely that the Company will need additional funds, but it may occur if a Target Company insists the Company obtain additional capital. Such financing will not occur without shareholder approval. The Company will not borrow funds from its officers, directors or current shareholders. If the Company does not consummate an acquisition or purchase within 18 months of the Effective Date, the Company must return all the funds, minus certain deductions, back to the investors. (See "Use of Proceeds," "Proposed Business," and "Investors' Rights and Substantive Protection Under Rule 419.")

     7. No Transfer of Escrowed Securities. No transfer or other disposition of the Deposited Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the rules thereunder. Pursuant to Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities (or any interest in or related to the securities) held in the Rule 419 Escrow Account other than pursuant to a qualified domestic relations order (i.e., divorce proceedings). Therefore, any and all contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when as, and if issued basis) and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the Deposited Securities (or any derivative securities) whether or not physical delivery is required. (See "Investors' Rights and Substantive Protection Under Rule 419.")

     8. No Assurances of a Public Market. Pursuant to Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 Escrow Account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for the Common Stock of the Company and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. Present management of the Company has no intention of seeking a market maker for the Company's Common Stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a Business Combination. The officers of the Company after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of the Company in control of the entity after a Business Combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for the Company's Common Stock developing. (See "Market for the Company's Common Stock" and "Investors' Rights and Substantive Protection Under Rule 419.")

     9. Unspecified Industry and Acquired Business; Unascertained Risks. To date, the Company has not selected any particular industry in which to concentrate its Business Combination efforts. In relation to its competitors, the Company is and will continue to be an insignificant participant in the business of seeking Business Combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, the Company will be competing with a large number of other small, blank check companies. (See "Conflicts of Interest - Management's Fiduciary Duty" and "Business.")

     10.  Conflict of Interest - Management's Fiduciary Duties.   A conflict
of interest may arise between management's personal pecuniary benefits and management's fiduciary duty to the shareholders of the Company. Investors should note that the present shareholders of the Company, which include counsels' interest, will own approximately 83.3% of the Company after the offering is completed and would therefore have continuing control of the Company. Schonfeld & Weinstein, L.L.P., counsel to the Company, each own
50,000 shares of the Company's common stock.   Schonfeld & Weinstein,
L.L.P.'s, shares comprise 8.3% of the outstanding shares before the offering, and 7.1% after the offering, respectively. In addition, Eng Chye Low, President of the Company, owns 50,000 shares comprising 8.33% of the outstanding shares before the offering and 7.14% after the offering. Steven Wainick, Secretary of the Company, and Rene Kunz, Director each own 100,000 shares, each comprising 16.7% of the shares before the Offering and 19.3% after the Offering. Thus, Management of the Company beneficially owns 250,000 shares, which comprise 41.7% of the Company before the offering and 35.7% after the offering. Further, management's interest in their own pecuniary benefits may at some point compromise their fiduciary duty to the Company's
shareholders.   No proceeds from this offering will be used to purchase
directly or indirectly any shares of the Common Stock owned by management or any present shareholder, director or promoter. (See "Management.")

     11. Conflicts of Interest. The Company's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of the Company is engaged in business activities outside of the Company, and the amount of time they will devote to the Company's business will only be about five (5) to twenty (20) hours each
per month.   There exists potential conflicts of interest including, among other things, time, effort and Business Combinations with such other business entities. Conflicts with other blank check companies with which members of Management may become affiliated in the future may arise in the pursuit of Business Combinations. To aid the resolution of such conflicts, the Company will adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. Such procedure shall be in the form of an oral agreement between Management and the Company.
The Company's officers and directors are not currently involved in other blank check companies. The Company's officers and directors may be involved as officers and directors of other blank check companies in the future. A potential conflict of interest may result if and when any officer of the Company becomes an officer or director of another Company, especially another blank check company. There is presently no requirement contained in the Company's Articles of Incorporation, Bylaws or minutes which requires that officers and directors of the Company disclose to the Company Target Businesses which come to their attention. The officers and directors do, however, have a fiduciary duty of loyalty to the Company to disclose to the Company any Target Businesses which come to their attention in their capacity as an officer and/or director of the Company or otherwise. Included in this duty would be Target Businesses which the person learns about through his involvement as an officer and director of another Company. The Company will not purchase the assets of any Company which is beneficially owned by any officer, director, promoter or affiliate or associate of this Company. Management plans on examining a Target Business's financial statements (including balance sheets, statements of cash flow, stockholders' equity, etc.) its assets and liabilities and its projections for future growth. This information will also be considered by the shareholders who, based on this information, will determine, as part of the Rule 419 reconfirmation offering, whether a merger with such a Target Business is "beneficial" to the Company. (See "Management.")

     12. Potential Related Party Business Combination. The Company may acquire a business in which the Company's promoters, management or their affiliates own a beneficial interest. In such event, such transaction may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, the Company intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

     13. Possible Disadvantages of Blank Check Offering. The Company's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. In making an investment in the Company, investors should recognize that they may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. Investors herein may not be afforded an opportunity to specifically
approve or consent to any particular stock buy-out transaction.   (See
"Proposed Business.")

     14. Lack of Market Research or Identification of Acquisition or Merger Candidate. The Company has neither conducted nor have others made available to it results of market research concerning the feasibility of a Business Combination with a Target Business. Therefore, management has no assurances that market demand exists for an acquisition or merger as contemplated by the Company. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to form a Business Combination with a Target Business on terms favorable to the Company. (See "Proposed Business.")

     15. Success Dependent on Management. The Company's officers and director have only limited experience in the business activities in which the Company intends to engage. Management believes it has sufficient experience to implement the Company's plan, although there is no assurance that additional managerial assistance will not be required. Success of the Company depends on the active participation of its officers. These officers have not entered into employment agreements with the Company and they are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on any of its officers or directors. (See "Proposed Business", "Management" and "Use Of Proceeds.")

     16. No Current Contemplated Business Combinations. As of the date of this prospectus, none of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business (Target Business) regarding the possibility of a Business Combination.

     17. Lack of Diversification. In the event the Company is successful in identifying and evaluating a suitable Business Combination, the Company will in all likelihood, be required to issue its Common Stock in an acquisition or merger transaction. Inasmuch as the Company's capitalization is limited and the issuance of additional Common Stock will result in a dilution of interest for present and prospective shareholders, it is unlikely the Company will be capable of negotiating more than one acquisition or merger. Consequently, the Company's lack of diversification may subject the Company to economic fluctuatio n within a particular industry in which a Target Company conducts business.
(See "Proposed Business.")

     18. Regulation. Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940. The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to Companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a Company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. The Company believes that its principle activities will not subject it to regulation under the Investment Company Act. Nevertheless, there can be no assurances that the Company will not be deemed to be an Investment Company. The funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event the Company is deemed to be an Investment Company, the Company may be subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940.

     19. Taxation. In the course of any acquisition or merger the Company may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both the Company and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While the Company expects to undertake any merger or acquisition so as to minimize federal and state tax consequences to both the Company and the "target" company, there is no assurance that such Business Combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on the Company. (See "Business-Regulation and Taxation.")

     20. No Dividends. The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is effected. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid, if at all, to stockholders until after a Business Combination is effected. (See "Dividends.")

     21. Restricted Resale of the Securities. The 600,000 shares of the Company's Common Stock presently issued and outstanding as of the date hereof are "restricted securities" as that term is defined under the Securities Act of 1933 (the "Securities Act"), as amended, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one (1) year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one (1%) percent of the Company's outstanding Common Stock every three (3) months. Sales of unrestricted shares by affiliates of the Company are also subject to the same limitation upon the number of shares that may be sold in any three (3) month period. If all the Shares offered herein are sold, the holders of the restricted shares may each sell 6,000 shares during any three (3) month period after April 28, 1998. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 and of Rule 15c2-11 thereunder. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of the Company at the time of the sale and have not been affiliates in the preceding three (3) months. Such persons must satisfy a two
(2) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of the Company's securities in any market which may develop for such shares.

     22. Arbitrary Determination of Offering Price. The initial offering price of $.50 per Share has been arbitrarily determined by the Company, and bears no relationship whatsoever to the Company's assets, earnings, book value or any other objective standard of value. Among the factors considered by the Company were the lack of operating history of the Company, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of the Company, and the current market conditions in the over-the-counter market.

     23. Control by Present Management and Shareholders. Investors should note that the present shareholders of the Company, will own approximately 83.3% of the Company after the offering is completed and would therefore have
continuing control of the Company.   In addition, Eng Chye Low, President of
the Company, owns 50,000 shares, comprising 8.3% before the offering and 7.1% after the offering and Steven Wainick, Secretary of the Company, and Rene Kunz, Director each own 100,000 shares, comprising 16.7% of the shares before the Offering and 14.3% after the Offering. Thus, Management of the Company beneficially owns 250,000 shares, which comprise 41.7% of the Company before the offering and 35.7% after the offering.

Assuming the sale of all the Shares offered, the Shares of Common Stock purchased by the public will represent approximately 16.7% of the Company's outstanding Common Stock after the completion of this offering. Therefore, the present stockholders for the Company and its management, will own an 83.3% interest in the corporation and will continue to be able to elect all of the Company's directors, appoint its officers, and control the Company's affairs and operations. The Company's Articles of Incorporation do not provide for cumulative voting. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs or to exercise their voting rights to continue to elect the current directors. Non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. (See "Principal Stockholders", "Dilution" and "Description of Securities").

     24. Immediate Substantial Dilution. As of August 15, 1997, the net tangible book value of the Company's Common Stock was approximately $.01 per share, substantially less than the $.50 per share to be paid by the public investors. In the event all the Shares are sold, public investors will sustain an immediate dilution of approximately $ .42 per share in the book value of public investors' holdings. (See "Dilution.")

     25. Purchase of Shares. The Company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 20% of the number of Shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

     26. State Law Violations. The Company will use its best efforts to ensure that sales of Shares will only occur in those states in which such sales would not be a violation of any of said states laws. The Company will notify the Transfer Agent to aid in such compliance. The Company's securities may be sold in New York State and the District of Columbia only, and may be resold by investors in New York and the District of Columbia only.

     27. Business Combination Through A Leveraged Transaction. The Company is not prohibited from consummating a Business Combination through a leveraged transaction. However, investors should be aware that such a transaction could result in the Company's assets being mortgaged and possibly foreclosed. The use of leverage to consummate a Business Combination may reduce the ability of the Company to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject the Company's operations to strict financial controls and significant interest expense.

     28. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the Penny Stock rules, investors in this offering may find it more difficult to sell their shares.

DILUTION

The net tangible book value of the Company as of August 15, 1997 was $ .01. Net tangible book value is the net tangible assets of the Company (total assets less total liabilities and intangible assets) (See "Financial Statements.") The public offering price per share is $.50. The net tangible book value per share after the offering will be $.05. The shares purchased by investors in this offering will be diluted $.42 or 84%. As of August 15, 1997 there were 600,000 shares of the Company's Common Stock outstanding (See "Certain Transactions").

Dilution represents the difference between the public offering price and the net tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution to be experienced by investors in the offering:



Public offering price per share.............................. $ .50
Net tangible book value per share before offering............ $ .01
Net tangible book value per share after offering............. $ .08
Increase per share attributable to shares offered hereby..... $ .07
Dilution to public investors................................. $ .42



                        Money               Net tangible
                        received for        book value per
# shares                shares before       share before
before offering         offering            offering

600,000                  $ 27,000             $  .01


-------------------------------------------------------------------------
                       Total                Net tangible
  Total                Amount of            Book Value
# of Shares            Money Received       Per Share
After Offering         For Shares           After Offering

700,000                  $ 77,000              $  .08

--------------------------------------------------------------------------
                                            Increase
Net Tangible           Net tangible         Per Share
Book Value Per         Book Value           Attributed
Share After            Shares Before        To Shares
Offering               Offering             Offered Hereby

$ .08                     $ .01                $ .07


--------------------------------------------------------------------------

                       Net tangible
                       Book Value Per
Public Offering        Share After          Dilution to
Price Per Share        Offering             Public Investors

$ .50                     $ .08                $ .42


As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the Company. (See "Certain Transactions" and footnotes to "Financial Statements.")


                            Approx.
                            Percent                        Approx.
                            Total                          Percent
Public          Shares      Shares              Total      Total
Stockholders    Purchased   Outstanding(1)  Consideration  Consideration

New Investors    100,000       14.29%         $ 50,000        64.94%

Existing(1)
 Shareholders    600,000       85.71%         $ 27,000        35.06%



(1) 600,000 Shares of Common Stock were sold prior to this offering at $.045 per Share. These Shares are not being registered. (See "Certain Transactions")

USE OF PROCEEDS

     The gross proceeds of this offering will be $50,000. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934 (the "Exchange Act"), all of these proceeds must be held in escrow until all of the Shares are sold. Pursuant to Rule 419 under the Securities Act, after all of the Shares are sold, 10% of the Deposited Funds ($5,000) may be released from escrow to the Company. The Company intends to request release of this 10%. In the event that the Company does not request release of these funds, the Company will receive these funds in the event a Business Combination is consummated in accordance with Rule 419. Upon the consummation of a Business Combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $50,000 (plus any dividends received, but less any portion disbursed to the Company pursuant to Rule 419(b)(2)(C)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419) will be released the Company.


                                              Approximate
                             Approximate      Percentage
                             Amount           Total



Escrowed funds pending
Business Combination (1)(2)
                               $45,000           90%

(1) Does not include the estimated $19,000 of offering expenses. The expenses of the offering will be paid by money in the Company's treasury.

(2) The Company expects to request release of 10% of the Deposited Funds ($5,000) pursuant to Rule 419.

      While the Company presently anticipates that it will be able to locate and consummate a Business Combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if the Company determines that a Business Combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to the Company. Persons purchasing Shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of the Company's limited resources, it is likely that the Company will become involved in only one Business Combination.

     The Company does not intend to advertise or promote the Company. Instead, the Company's management will actively search for potential Target Businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by management.

     Upon the consummation of a Business Combination, the Company anticipates that there will be a change in the Company's management, which management may decide to change the policies as to the use of proceeds as stated herein. The Company's present management anticipates that the Deposited Funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a Business Combination is consummated. Such policy is based upon a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. The Company is not presently considering any outside individual for a consulting position; however, the Company cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

     Present management of the Company will not make any loans of the $5,000 available from the Deposited Funds of this offering, nor will present management borrow funds and use either the Company's working capital or Deposited Funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Once the Deposited Funds are released from escrow the then existing management may loan the proceeds or borrow funds and use the proceeds as security for such loan, on terms it deems appropriate.

     The proceeds received in this offering will be put into the Escrow Account pending consummation of a Business Combination and reconfirmation by investors. Such Deposited Funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by Atlantic Liberty Savings.

CAPITALIZATION

The following table sets forth the capitalization of the Company as of May 15, 1997, and as adjusted to give effect to the sale of 100,000 Shares offered by the Company.

                                        August 15, 1997
                                     ____________________________

                                       Actual         As Adjusted
                                      _________       ___________

Long-term debt                       $        0       $       0

Stockholders' equity:
Common stock, $.001 par value;
authorized 20,000,000 shares,
issued and outstanding
600,000 shares and 700,000
shares, as adjusted                  $      600       $     700

Additional paid-in capital           $   26,400       $  54,300

Deficit accumulated during
  the development period             $  <1,750>       $ <1,750>
                                   __________             __________
Total stockholders' equity           $   25,250       $  53,250

Total capitalization                 $   25,250       $  53,250

PROPOSED BUSINESS

History and Organization

     The Company was organized under the laws of the State of Delaware on April 28, 1997. Since inception, the primary activity of the Company has been directed to organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a Business Combination. The Company has not engaged in any preliminary efforts intended to identify possible Business Combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such Target Business.

     The Company's initial public offering will comprise 100,000 Shares of Common Stock at a purchase price of $.50 per Share.

     The Company is filing this registration statement in order to effect a public offering for its securities. (See "Description of Securities.")

Plan of Operation

     The Company was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in Business Combinations presented to it by persons or firms who or which desire to employ the Company's funds in their business or to seek the perceived advantages of publicly-held corporation. The Company's principal business objective will be to seek long-term growth potential in a Business Combination venture rather than to seek immediate, short-term earnings. The Company will not restrict its search to any specific business, industry or geographical location, and the Company may engage in a Business Combination.

     The Company does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing Business Combinations will be paid with money in the Company's treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. The Company's proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to the Company's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the Deposited Funds of this offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in the Company will have an opportunity to evaluate the specific merits or risks of only the Business Combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of the Company. Such cost overruns will not be charged to the Company, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current shareholders and the Company.

     The Company may seek a Business Combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional
capital.   A Business Combination may involve the acquisition of, or merger with, a Company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

     The Company will not acquire a Target Business unless the fair value of the Target Business represents 80% of the maximum offering proceeds (the "Fair Market Value Test.") To determine the fair market value of a Target Business, the Company's management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate, focusing attention on a potential Target Business's assets, liabilities, sales and net worth. In addition, management of the Company will participate in a personal inspection of any potential Target Business. If the Company determines that the financial statements of a proposed Target Business does not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm (which is a member of National Association of Securities Dealers, Inc., (the "NASD") with respect to the satisfaction of such criteria. (See "Investors' Rights and Substantive Protection Under Rule 419.")

     Based upon management's experience with and knowledge of blank check companies, the probable desire on the part of the owners of target businesses to assume voting control over the Company (to avoid tax consequences or to have complete authority to manage the business) will almost assure that the Company will combine with just one target business. Management also anticipates that upon consummation of a Business Combination, there will be a change in control in the Company which will most likely result in the resignation or removal of the Company's present officers and directors.

     None of the Company's officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a Business Combination. Accordingly, any Target Business that is selected may be a financially unstable Company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, the Company may affect a Business Combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurance that the Company will properly ascertain or assess all significant risks. (See "High Risk Factors.")

     Management anticipates that it may be able to effect only one potential Business Combination, due primarily to the Company's limited financing, and the dilution of interest for present and prospective shareholders of the Company, which is likely to occur as a result of Management's plan to offer a controlling interest in the Company to a Target Business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company anticipates that the selection of a Business Combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which the Company will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available Business Combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

     The analysis of Business Combinations will be undertaken by or under the supervision of the officers and directors of the Company, none of whom is a professional business analyst. (See "Management.") Management intends to concentrate on identifying preliminary prospective Business Combinations which may be brought to its attention through present associations. In analyzing prospective Business Combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors.

     Since the Company will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for the Company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event the Company's obligation to file periodic reports is suspended under Section 15(d), the Company intends on voluntarily filing such reports.

     It may be anticipated that any Business Combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors herein must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to the Company, it may be anticipated that the promoters thereof have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to the Company's merger or acquisition, and there is a risk, even after the consummation of such Business Combinations and the related expenditure of the Company's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the Combinations may involve new and untested products, processes, or market strategies which may not succeed.
Such risks will be assumed by the Company and, therefore, its shareholders.

Business Combinations

     In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business.

     Investors should note that any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders, including purchasers in this offering. On the consummation of a Business Combination, the Target Business will have significantly more assets than the Company; therefore, management plans to offer a controlling interest in the Company to the Target Business. While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954, as amended (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management of the Company may choose to avail the Company of these provisions. In addition, a majority of all of the Company's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers. (See "High Risk Factors" and "Dilution.")

     Management will not actively negotiate or otherwise consent to the purchase of any portion of their Common Stock as a condition to or in connection with a proposed Business Combination unless such a purchase is requested by a Target Company as a condition to a merger or acquisition. The officers and directors of the Company who own Common Stock have agreed to comply with this provision which is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. (See "Management").

     It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's Common Stock may have a depressive effect on such market.

     As a part of the Company's investigation, officers and directors of the Company will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

     The manner of the Business Combination will depend on the nature of the Target Business, the respective needs and desires of the Company and other parties, the management of the Target Business opportunity, and the relative negotiating strength of the Company and such other management.

     If at any time prior to the completion of this offering the Company enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

     The Company will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of the Company. Furthermore, the Company intends to adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. The Company's officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures with respect to the Company. The Company will evaluate all possible Business Combinations brought to it. If at any time a Business Combination is brought to the Company by any of the Company's promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the public investors the opportunity to fully evaluate the Business Combination.

     The Company has adopted a policy that it will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a Business Combination. The Company's policy regarding finder's fees is based on an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     The Company will remain an insignificant player among the firms which engage in Business Combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors. Also, the Company will be competing with a large number of other small, blank check public companies located throughout the United States.

     The Company does not intend to advertise or promote the Company. Instead, the Company's management will actively search for potential Target Businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by management.

Regulation

   The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While the Company does not intend to engage in such activities, the Company could become subject to regulations under the Investment Company Act in the event the Company obtains or continues to hold a minority interest in a number of enterprises. The Company could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review the Company's activities from time to time with a view toward reducing the likelihood the Company could be classified as an "Investment Company."

Employees

     The Company presently has no employees. Each officer and director of the Company is engaged in business activities outside of the Company, and the amount of time they will devote to the Company's business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of the Company will devote the time necessary each month to the affairs of the Company until a successful business opportunity has been acquired.

Facilities

     The Company is presently using the office of Eng Chye Low, 200 East 89th Street, New York, New York 10128 at no cost as its office. Such arrangement is expected to continue after completion of this offering only until a Business Combination is consummated, although there is currently no such agreement between the Company and Mr. Low. The Company at present owns no equipment, and does not intend to own any upon completion of this offering.

MANAGEMENT

     The officers and directors of the Company, and further information concerning them are as follows:

     Name                         Age            Position

Eng Chye Low(1)                   60             President, Director
200 East 89th Street
New York, NY 10128

Steven Wainick(1)                 40             Secretary, Director
64 Tamarack Street
Islip, NY 11751

Rene Kunz                         37             Director
Hochwachtrsrasse 31
8400 Winterthur
Switzerland
____________________
(1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.


BIOGRAPHY

Eng Chye Low, President and a director of the Company, has been president of Seacom, Inc., a New York based real estate management company, since 1980. Mr. Low is a graduate of the University of Malaya. He has been president and a director of the Company since May 1997.

Steven Wainick, Vice President, Secretary and a director of the Company, was Vice-President of Metro Tag and Label Company, a manufacturer of tags and labels, from 1978 to 1994. Since 1994, Mr. Wainick has been President of Metro Tag and Label Company. He attended Nassau Community College and University of Miami. He has been secretary and a director of the Company since May 1997.

Rene Kunz, director of the Company, has been assistant vice president of Winterthur Insurance, located in Winterthur, Switzerland, since 1991. He has been a director of the Company since May 1997.




Other Blank Check Companies

     Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Management intends to present each Business Combination candidate to the shareholders for their approval. There are currently no other blank check affiliates seeking combination candidates. The Company's offering and other contemplated offerings (if any) by other blank check companies do not constitute a single plan of financing.

     The Company may not acquire, be acquired by or merged with any affiliated blank check companies or join with such companies in acquiring a business.

     Eng Chye Low was President of Jackson Holding Co., a blank check company, which merged into China Energy Resources Corporation in 1996. Mr. Low is not an officer or director of China Energy Resources Corporation .

Conflicts of Interest

     No member of management is currently affiliated or associated with any blank check company. Management does not currently intend to promote blank check entities other than the Company. However, management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. (See "HIGH RISK FACTORS - Conflicts of Interest.") Management intends to present each Business Combination candidate to the shareholders for their approval.

Remuneration

     No officer or director of the Company has received any cash remuneration since the Company's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from the Company upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time to the Company's affairs.

     The legal fee to be paid to Schonfeld & Weinstein, L.L.P., counsel for the corporation, is eighteen thousand dollars ($18,000), all of which has been paid to Schonfeld & Weinstein, L.L.P. prior to this offering.

Management Involvement

     All of management has been involved in the Company's affairs. The Company has conducted no business as of yet, and aside from the search for shareholders associated with the Company's formation, management has done no work with or for the Company. All of management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for Target Businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a Target Business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in the Company's affairs.

Management Control

Management may not divest themselves of ownership and control of the Company prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative, may be changed.

STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by the Company. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information", herein.

     Under Article XI of the Company's bylaws, the Company will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any director, officer, agent or employee of the Company, against all expense, liability and loss reasonably incurred or suffering by such person in connection with the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

MARKET FOR THE COMPANY'S COMMON STOCK

     Prior to the date hereof, there has been no trading market for the Company's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Common Stock under this offering is maintained in escrow. The Common Stock under this offering will remain in escrow until the Company's consummation of a Business Combination pursuant to the requirements of Rule 419. There are currently eight (8) holders of the Company's outstanding Common Stock. Current shareholders will own approximately 83.3% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the consummation of a Business Combination and the subsequent release of the Common Stock and other escrowed shares from escrow. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. (See "HIGH RISK FACTORS - No Assurance of a Public Market" and "HIGH RISK FACTORS - Control by Present Management and Shareholders.")

     Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which the Company may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of the Company has no intention of doing so at the present time.

     There are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company. The 600,000 shares of the Company's Common Stock currently outstanding are "restricted securities" as that term is defined in the Securities Act of 1933. Pursuant to Rule 144 of the Securities Act, if all the Shares being offered hereto are sold, the holders of the restricted securities may each sell 6,000 shares during any three (3) month period after August 15, 1998. The Company is offering 100,000 shares of its Common Stock at $.50 per Share. Dilution to the public investors after the public offering shall be $.42 per share (see "DILUTION.")

     Schonfeld & Weinstein, L.L.P.'s legal fees will total $18,000, all of which has been paid by the Company for legal services rendered. The $18,000 paid to Schonfeld & Weinstein, L.L.P. from the Company's treasury was part of the $27,000 in proceeds raised in the sale of common stock in the April 1997 private placement.


CERTAIN TRANSACTIONS

The Company was incorporated in the State of Delaware on April 28, 1997. Between April 28, 1997 and August 15, 1997 the Company issued 600,000 shares to eight (8) shareholders at $.045 per share, for a total of $27,000. The current breakdown of share ownership by shareholder may be found in the section on Principal Stockholders.
      PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and (iii) all directors and officers of the Company as a group.

Name/Address          Shares of             Percent of       Percent of
Beneficial            Common Stock          Class Owned      Class Owned
Owner                 Beneficially Owned    Before Offering  After Offering

Saul Gelernter          100,000                  16.67%            14.29%
76-23 168th Street
Flushing, NY 11366

Steven Wainick(1)(4)    100,000                  16.67%            14.29%
64 Tamarack Street
Islip, NY 11571

Sanford Lurie           100,000                  16.67%            14.29%
201 West 89th Street
New York, NY 10024

Rene Kunz(1)(4)         100,000                  16,67%            14.29%
Hochwachtrsrasse 31
8400 Winterthur
Switzerland

Gary L. Heller           50,000                   8.33%             7.14%
7641 66th Street
Penellas Park, FL 33781

Victor Weinstein(2)      50,000                   8.33%             7.14%
280 Carol Close
Tarrytown, NY 10591

Schonfeld & Weinstein,
 L.L.P.  50,000(3)       50,000                   8.33%             7.14%
63 Wall Street
New York, NY 10005

Eng Chye Low(1)(4)       50,000                   8.33%             7.14%
200 East 89th Street
New York, NY 10128

Total Officers
and Directors
(3 Persons)             250,000                  41.66%            35.71%

Total                   600,000                    100%            85.71%
__________________________

     (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

     (2) Mr. Weinstein is the father of Andrea I. Weinstein of Schonfeld & Weinstein, L.L.P., special counsel to the Company.

     (3) Mr. Schonfeld and Ms. Weinstein are the principals of Schonfeld & Weinstein, L.L.P., special counsel to the Company. Ms. Weinstein's father, Vic Weinstein, is a shareholder of the Company.

     (4) Mr. Low is President and a director of the Company. Mr. Wainick is Treasurer, Secretary and a director of the Company. Mr. Kunz is a director of the Company.

None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of the Company's stock.


DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue twenty million (20,000,000) shares of Common Stock, $.001 par value per share, of which 600,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company;
(iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of Common Stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 83.3% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of the Company will be in a position to control all of the affairs of the Company.

Future Financing

     In the event the proceeds of this offering are not sufficient to enable the Company to successfully find a Business Combination the Company may seek additional financing. At this time the Company believes that the proceeds of this offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a Business Combination. However, the Company may issue additional securities, incur debt or procure other types of financing if needed. The Company has not entered into any agreements, plans or proposals for such financing and as of present has no plans to do so. The Company will not use the Deposited Funds as collateral or security for any loan or debt incurred. Further, the Deposited Funds will not be used to pay back any loan or debts incurred by the Company. If the Company does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to the Company. (See "Use of Proceeds.")


Reports to Stockholders

     The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. The Company's fiscal year ends on December 31st.

Dividends

     The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a Business Combination is reconfirmed.

Transfer Agent

     The Company has appointed Oxford Transfer and Registrar Agency, Inc. as the Transfer Agent for the Company.



PLAN OF DISTRIBUTION


The Company hereby offers the right to subscribe for 100,000 Shares at $.50 per Share.

The Company proposes to offer the Shares directly on a "best efforts, all or none basis", and no compensation is to be paid to any person in connection with the offer and sale of the Shares.

Three of the Company's officers and directors, Eng Chye Low and Steven Wainick and Rene Kunz , shall distribute prospectuses related to this Offering. The Company estimates approximately 100 to 200 prospectuses shall be distributed in such a manner. Mr. Low, Mr. Wainick and Rene Kunz intend to distribute prospectus to acquaintances, friends and business associates.

The Offering shall be conducted by Eng Chye Low, Steven Wainick and Rene Kunz. Although Mr. Low, Mr. Wainick and Rene Kunz are "associated persons" of the Company as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), they are deemed not to be brokers for the following reasons: (1) the officers and directors are not subject to a statutory disqualifications as that terms is defined in Section 3(a)(39) of the Exchange Act at the time of his/her participation in the sale of the Company's securities; (2) they will not be compensated in connection with their participation in the sale of the Company's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealers at the time of his/her participation in the sale of the Company's securities; and (4) each associated person shall restrict his/her participation to the following activities:

          (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

          (b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

          (c) performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by the Company in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by the Company, an amendment to the Company's Registration Statement will be filed with the Securities and Exchange Commission.

Neither the Company nor anyone acting on its behalf including the Company's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between the Company (or anyone acting on its behalf) and any market maker regarding the participation of any such market maker in the future trading market (if any) for the Company's securities, nor does the Company have any plans to engage in such discussions. The Company does not intend to use consultants to obtain market makes. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the Shares subsequent to the acquisition of any business opportunity. The Company's investors shall make their own decisions regarding whether to hold or sell their Shares. The Company shall not exercise any influence over investors' decisions.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to the Company. The subscription price of $.50 per Share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of the Company. This offering is being made on a "best efforts, all or none basis." Thus, unless all 100,000 shares are sold, none will be sold.

The Company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 20% of the number of Shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

EXPIRATION DATE

     This offering will expire 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by the Company).

LITIGATION

     The Company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the Company which may materially affect the Company.

LEGAL OPINIONS

     Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005, special counsel to the Company, has rendered an opinion that the Shares are validly issued.


EXPERTS

     The financial statements included in this prospectus have been examined by Boykoff & Bell, CPA, PC, 2 Skyline Drive, Hawthorene, New York, independent certified public accountants, as stated in their opinion given upon the authority of that person as an expert in accounting and auditing.


FURTHER INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form SB-2 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. and at the Northeast Regional Office of the Commission at 7 World Trade Center, 13th Floor, New York, New York. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rate. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

FIRST SUNRISE INC.

FINANCIAL STATEMENTS

(A Development Stage Company)

For the Period April 28, 1997 (Date of Inception) to August 15, 1997

FIRST SUNRISE, INC.
(a development stage company)

CONTENTS


  Independent Auditors' Report

  Financial Statements:

  Balance Sheet

  Statement of Operations

  Statement of Cash Flows

  Notes to Financial Statements

INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
First Sunrise, Inc.
New York, New York


We have audited the accompanying balance sheet of First Sunrise, Inc., a development stage company, as of August 15, 1997 and the related statements of operations, stockholders' equity and cash flows for the period April 28, 1997 (Inception) to August 15, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Sunrise, Inc., a development stage company, as of August 15, 1997, and the results if its operations and its cash flows for the period April 28, 1997 (Inception) to August 15, 1997 in conformity with generally accepted accounting principles.

Boykoff and Bell, P.C.
Certified Public Accountants

Dated:  August 28, 1997
Hawthorne, New York

FIRST SUNRISE, INC.
(a development stage company)


BALANCE SHEET
AUGUST 15, 1997


ASSETS

CURRENT ASSETS:
Cash                                                   $  9,000

Total current assets                                      9,000

OTHER ASSETS:
Defferred registration costs                             22,000
Total assets                                           $ 31,000



LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable                                       $  5,750

Total current liabilities                                 5,750

SHAREHOLDERS' EQUITY:
Common stock, .001 par value, 20,000,000 authorized,
600,000 issued and outstanding (Note 1.)                    600
Additional paid in capital (Note 1.)                     26,400
Deficit accumulated during development stage             <1,750>

Total shareholders' equity                               25,250

Total liabilities and shareholders'equity              $ 31,000


See notes to financial statements.

FIRST SUNRISE, INC.
(a development stage company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO AUGUST 15, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:


Net loss                                                $ <1,750>
Adjustments to reconcile net loss to
net cash provided by operating activities:

Increase in accounts payable                               5,750

Net cash provided by operating activities                   4,000

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase in deferred registration costs                  <22,000>

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock                               27,000


Net increase in cash                                       9,000
Cash, beginning of period                                      0

Cash, end of period                                     $  9,000


See notes to financial statements.

FIRST SUNRISE, INC.
(a development stage company)
STATEMENT OF OPERATIONS
FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO AUGUST 15, 1997


REVENUE                                                 $      0

OPERATING EXPENSES:
Professional fees                                       $  1,750

Net loss                                                $ <1,750>

EARNINGS PER SHARE:
Net loss per common share                               $      0

Weighted average number of shares                        600,000


See notes to financial statements.

FIRST SUNRISE, INC.
(a development stage company)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO AUGUST 15, 1997


                                       SHARES              AMOUNT

Initial sale of stock
April 28, 1997                         600,000           $27,000

Deficit accumulated
during developmental stage                                <1,750>
                                       600,000           $25,250




See notes to financial statements.


FIRST SUNRISE, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO AUGUST 15, 1997



1. ORGANIZATION OF THE COMPANY

FIRST SUNRISE INC. (the "COMPANY"), was organized under the State of Delaware on April 28, 1997. The Company was organized as a vehicle to acquire or merge with a business or company, (the "Target Business") (a "Business Combination"). Management believes that the Company's characteristics as an enterprise with liquid assets, nominal liabilities, and flexibility in structuring will make the Company an attractive combination candidate. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. The Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "investment company" pursuant to the Investment Company Act of 1940.

Since organization of the Company, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. The Company will not engage in any substantive commercial business following the offering.


2.  SIGNIFICANT ACCOUNTING POLICIES

Deferred registration costs

Costs incurred in connection with the companies anticipated public offering are deferred and will be charged against shareholders equity upon successful compilation of the offering. If the offering is not consummated, deferred costs will be charged to expense.


FIRST SUNRISE, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO AUGUST 15, 1997


2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Loss per share of common stock

Loss per share of common stock is calculated by dividing net loss by the weighted average number of shares of common stock and common stock equivalents, if dilutive, outstanding during each of the periods presented.
In addition, when an initial public offering is contemplated, common stock and common stock equivalents issued by the Company at a price less than the estimated initial public offering price during the twelve months immediately preceding the anticipated initial filing of the offering are treated as outstanding for all periods presented, using the treasury stock method.


Recent accounting pronouncements

During February, 1997 the FASB issued SFAS No. 128 "Earnings Per Share" which replaces the presentation of primary earnings per share ("EPS") with basic EPS. It also requires dual presentation of basic and diluted EPS. SFAS No. 128 is effective for periods ending after December 15, 1997. The Company believes the adoption of this pronouncement will not have a material effect on the financial statements.

During June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distrutions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

FIRST SUNRISE, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD APRIL 28, 1997 (INCEPTION) TO AUGUST 15,1997

Recent accounting pronouncements (continued)


SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, the standard may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.


3.  ADDITIONAL INFORMATION

The Board of Directors passed a resolution authorizing the Management of the Company to initiate steps to make a public offering of the Company's securities, in order to raise additional capital of up to $50,000.00. Management was granted authority to file a Registration statement on form SB-2 with the Securities and Exchange Commission and to register the securities in any state jurisdictions that management felt was required and appropriate. It was furthermore resolved , that the public offering would consist of 100,000 shares of common stock, $.001 par value per share, to be offered at $.50 per share. The shares are being offered by the company on a "best effort, all or none basis".




PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.     Indemnification of Directors and Officers

The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;

INSURANCE. - (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article XI of the Company's By-laws provides for the indemnification of the company's officers, directors, and corporate employees and agents under certain circumstances as follows:

Article XI provides that the Company will hold harmless and will indemnify all officers, directors, employees and agents of the Company against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with the Company. The Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against the Company) only if such proceeding was authorized by the Company's Board of Directors.

If a claim under the above paragraph is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at anytime thereafter bring suit against the Company to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Notwithstanding any limitations in other sections of the By-laws, the Company will, to the fullest extend permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

The Company may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


          Escrow Fee............................................$    - 0 -
     Securities and Exchange Commission
          Registration Fee..................................... $   100.00
          Legal Fees........................................... $18,000.00
          Accounting Fees...................................... $ 2,000.00
          Printing and Engraving............................... $   250.00
          Blue Sky Qualification Fees and Expenses............. $   750.00
          Miscellaneous........................................ $   350.00
          Transfer Agent Fee................................... $   500.00

TOTAL.......................................................... $22,000.00

Item 26.  Recent Sales of Unregistered Securities


The Company issued 600,000 shares on between April 28, 1997 and August 15, 1997 to its initial stockholders for $27,000.

Name/Address
Consideration        Shares
Beneficial           of Common                 Price
Owner                Stock Purchased(2)        Paid

Saul Gelernter       		100,000          $4,500.00
76-23 168th Street
Flushing, NY 11366

Steven Wainick(1)(3)         	100,000          $4,500.00
64 Tamarack Street
Islip, NY 11571

Sandford Lurie         		100,000          $4,500.00
201 West 89th Street
New York, NY 10024

Rene Kunz(1)(3)			100,000          $4,500.00
Hochwachtrsrasse 31
8400 Winterthur
Switzerland

Gary Heller                    50,000          $2,250.00
7641 66th Street
Penellas, FL

Victor Weinstein(4)            50,000          $2,250.00
280 Carol Close
Tarrytown, NY 10591

Schonfeld & Weinstein,
  L.L.P.(5)             	 50,000          $2,250.00
63 Wall Street
New York, NY 10005

Eng Chye Low(1)                50,000          $2,250.00
200 East 89th Street
New York, NY 10128
___________
     (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

     (2) These Shares were sold under the exemption of Section 4(2) of the Securities Act of 1933.

     (3) Mr. Low is President and a director of the Company. Mr. Wainick is Treasurer, Secretary and a director of the Company. Mr. Kunz is a director of the Company.

     (4) Mr. Weinstein is the father of Andrea I. Weinstein of Schonfeld & Weinstein, L.L.P., special counsel to the Company.

     (5) Mr. Schonfeld and Ms. Weinstein are the principals of Schonfeld & Weinstein, L.L.P., special counsel to the Company. Ms. Weinstein's father, Vic Weinstein, is a shareholder of the Company.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

EXHIBITS

Item 27.

 3.1    Certificate of Incorporation.

 3.2    By-Laws.

 4.1    Specimen Certificate of Common Stock.

 4.6    Form of Escrow Agreement.

 5.0    Opinion of Counsel.

24.0    Accountant's Consent to Use Opinion.

24.1    Counsel's Consent to Use Opinion.

Item 28.

UNDERTAKINGS

     The registrant undertakes:


(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the
City of New York, State of New York,   on September 23, 1997






                        FIRST SUNRISE, INC.



BY:                     Eng Chye Low

                        Eng Chye Low, President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Eng Chye Low                 							Dated  September 23, 1997

Eng Chye Low
President, Secretary


Steven Wainick                						Dated  September 25, 1997

Steven Wainick
Treasurer, Secretary, Director



                              					Dated
Rene Kunz
Director